Exhibit 99.1

For further information contact:

Investor Relations:

Jesse Jenkins

901.597.8259

Jesse.Jenkins@terminix.com

Media:

James Robinson

901.597.7521

James.Robinson@terminix.com

Terminix Shareholders Approve Merger with Rentokil Initial

MEMPHIS, Tenn. — October 6, 2022 —Terminix Global Holdings, Inc. (NYSE: TMX) (“Terminix” or the “Company”), a leading provider of essential termite and pest management services to residential and commercial customers, today announced that its shareholders have voted at a special meeting of shareholders held today to adopt and approve the previously announced agreement for Terminix to be acquired by Rentokil Initial plc (“Rentokil Initial”).

Brett T. Ponton, Chief Executive Officer of Terminix, said: “We are pleased that our shareholders overwhelmingly supported the recommendation of our Board and affirmed our merger with Rentokil. I want to thank the dedicated Terminix teammates who delivered strong performance and excellent customer service while simultaneously planning for integration. We now turn our attention towards executing our robust integration plans and creating additional value for our stakeholders.”

The acquisition is expected to close on October 12, 2022, subject to satisfaction of customary closing conditions.

About Terminix

Terminix is a leading provider of residential and commercial pest control. The Company provides pest management services and protection against termites, mosquitoes, rodents and other pests. Headquartered in Memphis, Tenn., with more than 11,500 teammates and 2.9 million customers in 24 countries and territories, the Company visits more than 50,000 homes and businesses every day. To learn more about Terminix, visit Terminix.com, or LinkedIn.com/company/terminix.

Additional Information About The Transaction And Where To Find It

In connection with the acquisition of Terminix by Rentokil Initial (such acquisition, the “Transaction”), Rentokil Initial has filed with the U.S. Securities & Exchange Commission (the “SEC”) a registration statement on Form F-4 (the “Registration Statement”), which includes a proxy statement of Terminix that also constitutes a prospectus of Rentokil Initial (the “proxy statement/prospectus”). The SEC declared the Registration Statement effective on September 7, 2022. On September 7, 2022, Terminix filed its definitive proxy statement (the “Definitive Proxy Statement”) with the SEC in connection with the Transaction. Each of Rentokil Initial and Terminix have filed and may file other relevant documents in connection with the Transaction. The Definitive Proxy Statement was first sent to the shareholders of Terminix on September 8, 2022. Rentokil Initial has also filed a shareholder proxy circular in connection with the Transaction with applicable securities regulators in the United Kingdom and the shareholder proxy circular was first sent to Rentokil Initial’s shareholders on or about September 8, 2022. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents Rentokil Initial and/or Terminix filed or may file with the SEC in connection with the Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS, STOCKHOLDERS AND SHAREHOLDERS OF TERMINIX AND RENTOKIL INITIAL ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT AND SHAREHOLDER PROXY CIRCULAR, AS APPLICABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC OR APPLICABLE SECURITIES REGULATORS IN THE UNITED KINGDOM, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TERMINIX, RENTOKIL INITIAL, THE TRANSACTION AND RELATED MATTERS. The Registration Statement and Definitive Proxy Statement are, and the other documents filed by Rentokil Initial and Terminix with the SEC, when filed, will be, available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC by Terminix online at investors.terminix.com, upon written request delivered to Terminix at 150 Peabody Pl., Memphis, TN 38103, USA, Attention: Corporate Secretary, or by calling Terminix’s Corporate Secretary’s Office by telephone at +1 901-597-1400 or by email at deidre.richardson@terminix.com, and are able to obtain free copies of the Registration Statement, Definitive Proxy Statement, shareholder proxy circular and other documents filed with the SEC and applicable securities regulators in the United Kingdom by Rentokil Initial online at https://www.rentokil-initial.com, upon written request delivered to Rentokil Initial at Compass House, Manor Royal, Crawley, West Sussex, RH10 9PY, England, Attention: Peter Russell, or by calling Rentokil Initial by telephone at +44 (0) 7811 270734 or by email at investor@rentokil-initial.com. The information included on, or accessible through, Rentokil Initial’s or Terminix’s website is not incorporated by reference into this communication. This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or buy or the solicitation of an offer to sell or buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the Transaction. However, under SEC rules, Terminix, Rentokil Initial, and certain of their respective directors, executive officers and other members of the management and employees may be deemed to be participants in the solicitation of proxies in connection with the Transaction. Information about Terminix’s directors and executive officers may be found on its website at corporate.terminix.com/responsibility/corporate-governance and in its 2021 Annual Report on Form 10-K filed with the SEC on March 1, 2022, available at investors.terminix.com and www.sec.gov. Information about Rentokil Initial’s directors and executive officers may be found on its website at https://www.rentokil-initial.com and in its 2021 Annual Report filed with applicable securities regulators in the United Kingdom on March 30, 2022, available on its website at https://www.rentokil-initial.com. The information included on, or accessible through, Rentokil Initial’s or Terminix’s website is not incorporated by reference into this communication. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the Transaction is included in the Definitive Proxy Statement and shareholder proxy circular and other relevant materials filed with the SEC and applicable securities regulators in the United Kingdom.

Information Regarding Forward-Looking Statements

This communication contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can sometimes be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “potential,” “seeks,” “aims,” “projects,” “predicts,” “is optimistic,” “intends,” “plans,” “estimates,” “targets,” “anticipates,” “continues” or other comparable terms or negatives of these terms, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates or expectations will be achieved and therefore, actual results may differ materially from any plans, estimates or expectations in such forward-looking statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include: a condition to the closing of the Transaction may not be satisfied; the occurrence of any event that can give rise to termination of the Transaction; Rentokil Initial is unable to achieve the synergies and value creation contemplated by the Transaction; Rentokil Initial is unable to promptly and effectively integrate Terminix’s businesses; management’s time and attention is diverted on Transaction related issues; disruption from the Transaction makes it more difficult to maintain business, contractual and operational relationships; the credit ratings of Rentokil Initial decline following the Transaction; legal proceedings are instituted against Terminix or Rentokil Initial; Terminix or Rentokil Initial is unable to retain or hire key personnel; the announcement or the consummation of the proposed Transaction has a negative effect on the market price of the capital stock of Terminix or Rentokil Initial or on Terminix’s or Rentokil Initial’s operating results; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions, in the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics (e.g., the coronavirus (COVID-19) pandemic (the “COVID-19 pandemic”)), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent U.S. or U.K. administration; the ability of Rentokil Initial or Terminix to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, conflict, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; actions by third parties, including government agencies; the risk that disruptions from the Transaction will harm Rentokil Initial’s or Terminix’s business, including current plans and operations; certain restrictions during the pendency of the Transaction that may impact Rentokil Initial’s or Terminix’s ability to pursue certain business opportunities or strategic transactions; Rentokil Initial’s or Terminix’s ability to meet expectations regarding the accounting and tax treatments of the Transaction; the risks and uncertainties discussed in the “Risks and Uncertainties” section in Rentokil Initial’s reports available on the National Storage Mechanism at https://data.fca.org.uk/#/nsm/nationalstoragemechanism and on its website at https://www.rentokil-initial.com (information included on or accessible through Rentokil Initial’s website is not incorporated by reference into this communication); and the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in Terminix’s reports filed with the SEC. These risks, as well as other risks associated with the Transaction, are more fully discussed in the Definitive Proxy Statement and shareholder proxy circular. While the list of factors presented here is, and the list of factors presented in the Definitive Proxy Statement and shareholder proxy circular is, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Except as required by law, neither Rentokil Initial nor Terminix assumes any obligation to update or revise the information contained herein, which speaks only as of the date hereof.

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